SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 31, 2004


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its charter)



          Delaware                     0-2547                   91-1987288
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 (State or other jurisdiction    (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)


                                61A Fawcett Road
                   Coquitlam, British Columbia, Canada V3K 6V2
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          (Address of principal executive offices, including Zip Code)


  Registrant's telephone number, including area code: (888) 955-8883
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                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Effective August 31, 2004:

     o Douglas Sinclair resigned as an officer of the Company and as an officer of the Company's subsidiaries but will remain a consultant until June 2005.
     o For Mr. Sinclair's consulting services, the Company agreed to pay $43,200 CDN, which amount will be paid in equal monthly installments beginning July, 2004.
     o To satisfy amounts owed by the Company to Mr. Sinclair for management fees the Company agreed to pay Mr. Sinclair CDN$187,000 in a series of installments with the last installment due January 15, 2007.
     o Mr. Sinclair agreed to maintain the confidential nature of the Company's trade secrets and proprietary technology.
     o Mr. Sinclair agreed that he would not compete with the Company until July, 2006.
     o    Kimberly Landry was appointed the Company's Chief Executive Officer.
     o    Scott Bullis was appointed the Company's President.

      Between September 2000 and October 2003 Mr. Bullis was the Chief Executive Officer of One5 Corporation, a business which provided technology to wireless telecommunications companies. Between June 1999 and June 2000 Mr. Bullis was Vice President of Marketing for iEngineer.com, Inc.

      Mr. Bullis has an Employment Agreement with the Company which provides that the Company will pay Mr. Bullis CDN$5,000 per month. The monthly salary payable to Mr. Bullis will be renegotiated at the request of either Mr. Bullis or the Company during the term of the Employment Agreement. In the event that the Company and Mr. Bullis cannot agree on any increase in salary, the monthly salary payable to Mr. Bullis will be increased on an annual basis by the greater of (i) 15% or (ii) the percentage which is the average percentage increase of all compensation paid to the Company's officers during the previous twelve months.

     In addition to his compensation Mr. Bullis was granted options in accordance with the following terms:

           Shares Issuable Upon          Option Exercise      Expiration
             Exercise of Option            Price (1)              Date
          ----------------------        ----------------       ------------

                52,800                    US  $0.35           July 26, 2007
                 6,400                    US  $0.75           July 26, 2007
               400,000 (1)                US  $0.35           July 26, 2007
               200,000 (1)                US  $0.50           July 26, 2007


(1) Options will vest in equal monthly portions over a period of twenty-four months beginning on July 26, 2004.

      Mr. Bullis is also entitled to participate in any medical or other benefit plans that are offered to the Company's employees generally.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 9, 2004
                                          LUNA TECHNOLOGIES INTERNATIONAL, INC.


                                          By: /s/ Brian Fiddler
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                                              Brian Fiddler,
                                              Principal Financial Officer